SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  July 2, 1998

                            SNAP-ON INCORPORATED
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            (Exact name of registrant as specified in its charter)


   DELAWARE                      1-7724                      39-0622040
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 (State or other              (Commission File            (I.R.S. Employer
 jurisdiction of              Number)                     Identification
 incorporation)                                           Number)


 2801 80th Street
 Kenosha, Wisconsin                                53141-1410
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 (Address of principal executive offices)          (Zip Code)


                               (414) 656-5200
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             (Registrant's telephone number, including area code)


                                    N/A
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        (Former name or former address, if changed since last report)



 Item 5.  Other Events.

           On July 2, 1998, Snap-on Incorporated (the "Company") adopted a Grantor Trust Stock Ownership Program (a "GSOP") in connection with which the Company entered into a benefit trust agreement (the "Benefit Trust Agreement"), dated July 2, 1998, with The Northern Trust Company (the "Trustee"), providing for the establishment of a grantor trust (the "GSOP Trust"). The GSOP Trust is designed to acquire, hold and distribute shares of the common stock, par value $1.00, of the Company (the "Common Stock") for the purpose of funding certain benefit programs and compensation arrangements of the Company (collectively, the "Plans"). The GSOP Trust will not increase or alter the amount of benefits or compensation which will be paid under the Plans, but offers the Company enhanced financial flexibility in satisfying the obligations arising under the Plans.

           On July 2, 1998, the Company sold an aggregate of 7,100,000 treasury shares(the "Acquired Shares") of the Common Stock, to the GSOP Trust for $260,037,500 (the "Purchase Price"). The Acquired Shares represent approximately 10.7% of the outstanding shares of Common Stock after giving effect to the sale. The Purchase Price per share is equal to the closing price per share of Common Stock on the New York Stock Exchange on the last trading day prior to the sale. In payment for the Acquired Shares, the Trustee issued a promissory note payable to the Company with a principal amount equal to the Purchase Price and pledged the Acquired Shares as security for the loan evidenced by the promissory note. Acquired Shares will be released from collateral as the promissory note is paid down. All Acquired Shares are required to be transferred from the GSOP Trust by June 30, 2013 unless the GSOP is otherwise extended.

           The Trustee will vote or tender shares held by the GSOP Trust in accordance with the confidential instructions of Eligible Participants as defined in the Benefit Trust Agreement. Shares held by the GSOP Trust will not affect the earnings per share calculation or return on average stockholders' equity until after they are transferred out of the GSOP Trust.



                               SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SNAP-ON INCORPORATED
                                     (Registrant)


                                   By:/s/ Susan F. Marrinan
                                      ---------------------
                                          Susan F. Marrinan
                                          General Counsel


 Dated:  July 10, 1998